UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2012 (March 20, 2012)

SCI Engineered Materials, Inc.

(Exact Name of Registrant as specified in its charter)

Ohio	0-31641	31-1210318
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of		Identification
incorporation or		Number)
organization)

2839 Charter Street

Columbus, Ohio 43228

(614) 486-0261

(Address, including zip code, and telephone number

including area code of Registrant's

principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure contained in "Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant" of this Current Report on Form 8-K is incorporated in this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 20, 2012, SCI Engineered Materials, Inc. (the “Company”) signed an amendment (“First Amendment to Loan Documents”) to the Ohio Air Quality Development Authority (“OAQDA”) 166 Direct Loan (“Loan”). Covenants within the Loan include, but are not limited to, the creation of an agreed upon number of jobs, filing of quarterly and annual reports and various financial covenants, and as of December 31, 2011 the Company was not in compliance with one of the financial covenants. On March 20, 2012, the Company was notified that an amendment to the loan was approved, the non-compliance was waived, the interest rate was increased from 3% to 10% and the available loan amount was amended from $1,365,780.00 to $368,906.17.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCI ENGINEERED MATERIALS, INC.

Date: March 26, 2012	By:	/s/ Daniel Rooney
Daniel Rooney
Chairman of the Board, President and Chief Executive Officer

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FIRST AMENDMENT TO LOAN DOCUMENTS

THIS FIRST AMENDMENT TO LOAN DOCUMENTS is made and entered into as of February 28, 2012 by and between the Ohio Air Quality Development Authority ("Authority") of the State of Ohio (the "State"), and SCI Engineered Materials, Inc., an Ohio Corporation (the "Company"), under the circumstances summarized in the following recitals.

WHEREAS, the Company executed Loan Documents with the Authority on February 8, 2011 and with the meaning to include “all documents, instruments and agreements delivered to or required by the Authority to evidence or secure the Loan, including this [Loan] Agreement, as required by the Commitment and this [Loan] Agreement, as the same may be amended, modified, supplemented, restated or replaced from time to time” as set forth in the Loan Agreement;

WHEREAS, the Cognovit Promissory Note dated February 8, 2011 requires clarification and thereby modification to the calculation of interest accrual and payment for the interest only period;

WHEREAS, the Company has experienced certain slowness in market demand from the solar industry, causing delays in installing equipment for product production. Hence, the market has impacted the financial statements so the Company is not in compliance with a financial ratio at December 31, 2011 and has requested a modification of the Debt Service Coverage financial ratio.

WHEREAS, the Company seeks financial compliance with the Loan Documents for purpose of its 2011 audit and quarterly financial reporting in 2012.

NOW, THEREFORE, in consideration of the premises and the representations and agreements hereinafter contained, the Authority and the Company agree as follows:

AMEND Section 4.3 (e) Financial Covenants of the Loan Agreement so that (ii) Debt Service Coverage requirement is waived for all quarters ending December 31, 2011 through and including December 31, 2012.

AMEND the interest rate of the Cognovit Promissory Note from three percent (3.0%) to ten percent (10.0%). Further amend the amount of the Cognovit Promissory Note to $368,906.17.

AMEND the definition of Loan Amount in the Loan Agreement dated February 8, 2011 from $1,365,780.00 to $368,906.17.

This First Amendment to Loan Documents and the Loan Documents embody the entire agreement and understanding between the Authority and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

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IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date hereinbefore written.

OHIO AIR QUALITY DEVELOPMENT AUTHORITY

By:	/s/ W. Todd Nein
W. Todd Nein

Title: Interim Executive Director

SCI ENGINEERED MATERIALS, INC., AN OHIO CORPORATION

By:	/s/ Daniel Rooney 3/20/2012

Title: President and CEO

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